Exhibit 10.9.2

SECOND AMENDMENT TO LEASE

        THIS Second Amendment to Lease (this "Amendment") is entered into as of January 22, 2008, by and between RREEF Domain, LP, a Texas limited partnership ("Landlord"), and CONVIO, INC., a Delaware corporation ("Tenant").

Recitals

        A.    Landlord and Tenant entered into that certain Net Office Lease, dated November 1, 2006 (the "Lease"), relating to Tenant's lease of 66,731 square feet of Net Rentable Area, known as Suite 200 within the building commonly known as Building 5, The Domain, as more fully described in the Lease.

        B.    Landlord and Tenant amended the Lease by that First Amendment to Lease (the "1st Amendment") dated April, 2007.

        C.    Tenant desires to lease and demise from Landlord, and Landlord desires to lease and demise to Tenant, certain additional space in Building 5 in accordance with the terms and provisions hereinafter provided.

Amendment

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Expansion Space; Expansion Space Commencement Date.    Landlord hereby leases and demises to Tenant the area (the "Expansion Space") containing approximately 22,566 square feet of rentable area on the second (2nd) floor in Building 5, the Expansion Space being more particularly depicted in Exhibit A attached hereto, for a term commencing on January 1, 2009 (the "Expansion Space Commencement Date") and continuing until the Expiration Date of the Lease. On and after the Expansion Space Commencement Date, the Expansion Space shall, for all purposes, be deemed to be included within the term "Premises" as used in the Lease and shall be subject in all respects to the terms, provisions and conditions set forth therein; provided, however, that the Expansion Space hereby demised to Tenant is accepted by Tenant in an "as is" condition (subject to Paragraph 6 below and Exhibit B attached hereto). The rentable area of the Expansion Space is hereby stipulated for all purposes hereof to be as set forth in this Paragraph 1, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Expansion Space. Landlord grants to Tenant, effective from October 1, 2008 to the Expansion Space Commencement Date, a license to enter the Expansion Space for the sole purpose of constructing the Expansion Space Tenant Improvements (as described in Exhibit B attached hereto), or the temporary use for other purposes permitted under the Lease (but excluding the conduct of Tenant's normal day to day business operations during such license period), such entry subject to all of the terms of the Lease except for Tenant's obligation to pay Basic Rent and Component and Utility Charges.

        2.    Proportionate Share.    Landlord and Tenant acknowledge and agree that, as of the Expansion Space Commencement Date, the Premises shall include 89,297 square feet of rentable area and, accordingly, (a) Tenant's Proportionate Share of the Building shall be increased from the current 37.5% to 50.2% and (b) Tenant's Proportionate Share of the Project shall be increased from the current 7.3% to 9.8%.

        3.    Base Rent.    Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that, as of the date of execution of this Amendment, the Base Rent applicable to the

Premises shall be as follows (and the schedule of the Basic Rent and the Monthly Installment of Basic Rent set forth in the 1st Amendment is deleted in its entirety, and the following is substituted therefor):

        BASIC RENT and MONTHLY INSTALLMENT OF BASIC RENT (Article 3):

4/23/07 - 4/30/07	$7,414.55 (8 days @ $926.82 / day)
5/1/07 - 5/31/07	$27,804.58
6/1/07 - 6/30/07	$0.00
7/1/07 - 9/28/07	$0.00 Rent Abatement Period
9/29/07 - 9/30/07	$3,892.64 due 7/1/07
10/1/07 - 12/31/07	$58,389.63 / per month
1/1/08 - 12/31/08	$83,413.75 / per month
1/1/09 - 2/28/09	$123,105.43 / per month
3/1/09 - 12/31/09	$124,045.68 / per month
1/1/10 - 2/28/10	$126,826.14 / per month
3/1/10 - 12/31/10	$127,766.39 / per month
1/1/11 - 2/28/11	$130,546.85 / per month
3/1/11 - 12/31/11	$131,487.10 / per month
1/1/12 - 2/29/12	$134,267.55 / per month
3/1/12 - 12/31/12	$135,207.80 / per month
1/1/13 - 2/28/13	$137,988.26 / per month
3/1/13 - 9/30/13	$138,928.51 / per month

        4.    Security Deposit.    Upon Tenant's execution of this Amendment, Tenant shall deposit the amount of $54,964.02 (the "Cash Security Deposit") with Landlord. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of the Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of the Lease, Landlord may use any part of the Cash Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Cash Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of the Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Cash Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of the Lease to be performed by it, the Cash Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of the Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled but in no event later than thirty (30) days following the termination of the Lease.

        5.    Letter of Credit.    Tenant shall cause the amount of the Letter of Credit to be increased by $384,273.43, so that the amount of the Letter of Credit following such increase shall be $2,284,273.40. The amount of the Letter of Credit shall be increased by amending the existing Letter of Credit or by replacing the existing Letter of Credit with a new Letter of Credit in the increased amount (any such new Letter of Credit to contain substantially the same terms as the existing Letter of Credit and to be issued by the same issuer as the existing Letter of Credit). The proposed amendment to the existing Letter of Credit or the proposed new Letter of Credit shall be delivered to Landlord within five (5) business days following the date of full execution of this Amendment.

        6.    Tenant Improvements.    Tenant accepts the Expansion Space in its existing condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or, subject to Exhibit B attached hereto, to provide any allowances therefor.

        7.    Parking.    Effective as of the date of full execution of this Amendment, Exhibit E to the Lease shall be deleted in its entirety and replaced with Exhibit E and Exhibit E-1 attached hereto.

        8.    Right Of First Refusal.    From and after the date of full execution of this Amendment, Tenant and Landlord agree that Tenant's Right of First Refusal (as provided in item 2 of Exhibit F to the Lease) is deleted in its entirety.

        9.    Brokerage.    Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Endeavor Real Estate Group and Commercial Texas, LLC, whose commissions shall be paid by Landlord pursuant to a separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

        10.    Miscellaneous.

          a.     All terms and conditions of the Lease not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any consistencies between this Amendment and the terms of the Lease, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Lease shall remain in full force and effect as of the date thereof.

          b.     This Amendment may be executed in one or more counterparts which shall be construed together as one document.

          c.     Captions used herein are for convenience only and are not to be utilized to ascribe any meaning to the contents thereof. Unless defined differently herein or the context clearly requires otherwise, all terms used in this Amendment shall have the meanings ascribed to them under the Lease.

          d.     This Amendment (i) shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, assigns, receivers and trustees; (ii) may be modified or amended only by a written agreement executed by each of the parties; and (iii) shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURE PAGE(S) FOLLOW]

[Signature Page for that Second Amendment to Lease]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

LANDLORD:
RREEF DOMAIN, L.P., a Texas limited partnership
By: RREEF MANAGEMENT COMPANY, a Delaware corporation, Authorized Agent
By:	/s/ JOSEPH D. AKERS
Name:	Joseph D. Akers
Title:	Vice President
Dated:	January 22, 2008
TENANT:
CONVIO, INC.
By:	/s/ JR OFFERDAHL
Name:	JR Offerdahl
Title:	CFO
Dated:	January 18, 2008

Attachments:

Exhibit A—Depiction of the Expansion Space
Exhibit B—Expansion Space Alterations
Exhibit E—Parking
Exhibit E-1—Depiction of Parking Areas

EXHIBIT A—THE EXPANSION SPACE

EXHIBIT B—EXPANSION SPACE ALTERATIONS

CONDITION OF THE EXPANSION SPACE, EXPANSION SPACE ALLOWANCE AND
EXPANSION SPACE TENANT IMPROVEMENTS

CONDITION OF THE EXPANSION SPACE

Tenant acknowledges and agrees that it has inspected the Expansion Space and Tenant agrees to accept the Expansion Space in its present condition, "AS IS" and "WITH ALL FAULTS." Landlord shall have no obligation to make any alterations, additions or improvements of any nature to the Expansion Space. TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE NOR WILL MAKE ANY WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE EXPANSION SPACE OR AS TO THE CONDITION OF THE EXPANSION SPACE, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE EXPANSION SPACE IS OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSES.

EXPANSION SPACE ALLOWANCE

Landlord shall provide Tenant with an allowance (the "Expansion Space Allowance") of $9.00 per square foot of rentable area in the Expansion Space ($203,094.00) for construction of the improvements contemplated by the Expansion Space Plans (as defined below). Subject to a credit for the Expansion Space Allowance, Tenant shall bear the entire cost [including labor, material, equipment, all architectural and engineering fees incurred in connection with the preparation of the Expansion Space Plans and a construction supervision fee payable to Landlord equal to one point seven five percent (1.75%) of the amount of the Expansion Space Construction Costs (as defined below). The total construction costs (consisting of labor, material and equipment)] of any improvements to be installed in the Expansion Space in accordance with the Expansion Space Plans is referred to herein as the "Expansion Space Construction Costs."

EXPANSION SPACE TENANT IMPROVEMENTS

a.
(1)    Tenant shall provide to Landlord final working drawings (the "Expansion Space Plans") of all improvements that Tenant desires to be installed in the Expansion Space and information regarding the contractor Tenant proposes to use in constructing such improvements. Tenant's proposed contractor shall be subject to Landlord's approval. The Expansion Space Plans shall include specifications in a format deemed suitable for the construction by the Tenant's contractor and Tenant's architect. Plans shall also include sufficient information, either in the specifications, or drawings, or both, to clearly indicate materials to be used in the construction of all of the improvements.

  (2)    The Expansion Space Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned; provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) the improvements depicted thereon conform to the specifications, rules and regulations to be promulgated by Landlord for the construction of tenant improvements, and (c) the work will not affect the Building's HVAC, electrical, mechanical, or plumbing systems in an adverse manner. Landlord shall have five (5) business days following Tenant's delivery of the Expansion Space Plans to approve or disapprove the Expansion Space Plans. Failure by Landlord to timely approve or disapprove the Expansion Space Plans shall be deemed as Landlord's approval of the Expansion Space Plans. Approval (or deemed approval) by Landlord of the Expansion Space Plans shall not be a representation or warranty of Landlord that the Expansion Space Plans are adequate for any use, purpose, or condition, or that the Expansion Space Plans comply with any applicable law or code.

  (3)    Any disapproval of the Expansion Space Plans by Landlord shall be in writing and shall specify the reasons for disapproval. Any Expansion Space Plans resubmitted by Tenant shall address all of Landlord's specified reasons for disapproval. Landlord shall have five (5) business days following receipt of any such resubmitted Expansion Space Plans to approve or disapprove such Expansion Space Plans. Failure by Landlord to timely approve or disapprove such resubmitted Expansion Space Plans shall be deemed as Landlord's approval of such Expansion Space Plans.

  (4)    Landlord and Tenant shall repeat the foregoing procedure until approval of the Expansion Space Plans by Landlord. The construction of all improvements in accordance with the approved Expansion Space Plans is referred to herein as the "Expansion Space Tenant's Work."

        b.     All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any governmental authority having jurisdiction with respect to such work.

        c.     If Tenant requests materials or installations in addition to or other than as shown on the approved Expansion Space Plans (an "Expansion Space Change"), Landlord's review and prior written approval shall be required and shall not be unreasonably delayed, withheld or conditioned. Each Expansion Space Change request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested Expansion Space Change.

        d.     At any time after August 1, 2008, Tenant's approved contractor shall perform, or cause to be performed, the construction of all improvements in accordance with the approved Expansion Space Plans. Tenant shall pay for all of the Expansion Space Construction Costs, subject to payment by Landlord to Tenant of the Expansion Space Allowance. Landlord shall pay to Tenant the Expansion Space Allowance pursuant to the following procedure:

  (i)
  Prior to commencement of the Expansion Space Tenant's Work, Tenant shall provide to Landlord a copy of the construction contract between Tenant and Tenant's approved contractor, such contract to include the total cost of the Expansion Space Tenant's Work.

  (ii)
  As the Expansion Space Tenant's Work progresses, Tenant shall, no more than one (1) time each month, provide Landlord with each draw request from the approved contractor. Within ten (10) days after Landlord's receipt of the foregoing draw request from Tenant, Landlord shall pay to Tenant the amount of such draw request, but only until the entire Expansion Space Allowance has been paid by Landlord to Tenant. In no event shall Landlord be required to pay to Tenant more than the amount of the Expansion Space Allowance. After the Expansion Space Allowance has been paid by Landlord to Tenant, Tenant shall be solely responsible for all payments to Tenant's contractor.

  (iii)
  Within ten (10) days following Substantial Completion (as defined below) of the Expansion Space Tenant's Work, Tenant shall provide to Landlord lien releases from all parties providing labor and/or materials to the Expansion Space and no mechanic's, materialman's, laborer's or other similar liens in connection with the Expansion Space Tenant's Work shall exist of record on any portion of the Project.

        e.     The term "Substantial Completion" shall mean that a certificate of occupancy (or temporary occupancy) has been issued and the Expansion Space Tenant's Work has been completed substantially in accordance with the Expansion Space Plans, subject to completion of minor punch list items.

EXHIBIT E—PARKING

Provided Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall be permitted to use, the Project parking areas as follows: (a) unreserved parking spaces [equal to three (3) parking spaces per each 1,000 square feet of rentable area of the Premises] in the surface parking area associated with the Building (the "Building 5 Parking Area") and (b) unreserved parking spaces [equal to one (1) parking space per each 1,000 square feet of rentable area of the Premises] in the "Simon Parking Garage" (as depicted on Exhibit E-1 attached hereto), all such parking subject to such terms, conditions and regulations as are applicable to patrons of said parking area(s) for spaces similarly situated within said parking area(s). The inability of Tenant to utilize said parking spaces shall under no circumstances be deemed a default by Landlord as to permit Tenant to terminate this Lease, in whole or in part, or to have any claim or cause of action against Landlord as a result thereof, the same being hereby expressly waived by Tenant. In the event the parking spaces become unavailable to Tenant during any portion of the term of this Lease for any reason, then Landlord shall use its commercially reasonable best efforts to make available to Tenant sufficient parking spaces (but not to exceed the number of spaces not then available to Tenant) to meet Tenant's needs and situated within 1,500 feet from the Building, until the parking spaces are available to Tenant. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces. The foregoing shall not be deemed to provide Tenant with any specific number of parking spaces beyond the spaces indicated above.

Notwithstanding the foregoing, Landlord reserves the right, by giving Tenant a minimum of ten (10) days prior written notice, to reduce Tenant's parking in the Building 5 Parking Area and replace such reduced parking spaces in the Building 5 Parking Area with an equal number of parking spaces in the Simon Parking Garage and/or any one or more of the parking garages in the approximate locations depicted as the "Alternate Parking Garages" on Exhibit E-1 attached hereto (when and if the Alternate Parking Garage(s) is/are constructed). In addition to the foregoing notice, Landlord shall give Tenant at least thirty (30) days prior written notice of the date upon which Landlord estimates such parking space replacement shall occur.

EXHIBIT E-1—DEPICTION OF PARKING GARAGES

[Exhibit A - Depiction of The Expansion Space; Floor Plan, Building 5 2nd Floor]

[Exhibit E-1 - Depiction of Parking Garages; Simon Parking Garage, Alternate Parking Garages]